                                  SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[X] Preliminary Proxy Statement          [ ]   Confidential, For Use of the
                                               Commission Only (as permitted by
[ ] Definitive Proxy Statement                 Rule 14a-6(e)(2))
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             EMERALD FINANCIAL CORP.
                 ----------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                 ----------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
         [X]      No fee required
         [ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
                  and 0-11 (1) Title of each class of securities to which
                  transaction applies:
                                       N/A
                 ----------------------------------------------
         (2)      Aggregate number of securities to which transaction applies:
                                       N/A
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                                       N/A
                 ----------------------------------------------
         (4)      Proposed maximum aggregate value of transaction:
                                       N/A
                 ----------------------------------------------
         (5)      Total fee paid:
                                       N/A
                 ----------------------------------------------

         [ ]      Fee paid previously with preliminary materials:
                                       N/A
                 ----------------------------------------------

         [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)      Amount previously paid:
                                       N/A
                 ----------------------------------------------
         (2)      Form, Schedule or Registration Statement no.:
                                       N/A
                 ----------------------------------------------
         (3)      Filing party:
                                       N/A
                 ----------------------------------------------
         (4)      Date filed:
                                       N/A
                 ----------------------------------------------

                              [PRELIMINARY COPIES]




                                                                  March 20, 1998






Dear Shareholder:


         You are cordially invited to attend the 1998 Annual Meeting of Shareholders of Emerald Financial Corp. ("Emerald") to be held at 10:30 a.m. on Thursday, April 16, 1998 at Quality Catering Party Center located at 9200 Pearl Road, Strongsville, Ohio. The attached Notice of Annual Meeting of Shareholders and Proxy Statement discuss the business to be conducted at the Meeting. In addition to the specific matters to be acted upon, the Meeting will include management's report to you on the 1997 financial and operating performance of Emerald and its subsidiary, The Strongsville Savings Bank.

         Your vote is very important, regardless of the number of shares you own. PLEASE READ THE ENCLOSED PROXY STATEMENT AND THEN COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ACCOMPANYING POSTAGE-PAID RETURN ENVELOPE AS PROMPTLY AS POSSIBLE so that your shares can be voted at the Meeting in accordance with your instructions. This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the Meeting. Thank you for your consideration of this matter and please vote today.

         A copy of the Annual Report for the year ended December 31, 1997 is enclosed.

                                        Very truly yours,

                                        EMERALD FINANCIAL CORP.


                                        /s/ Thomas P. Perciak
                                        Thomas P. Perciak
                                        President and Chief Executive Officer

                             EMERALD FINANCIAL CORP.
                                14092 PEARL ROAD
                            STRONGSVILLE, OHIO 44136
                                 (440) 238-7311

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 16, 1998

         Notice is hereby given that the Annual Meeting of Shareholders (the "Meeting") of Emerald Financial Corp. ("Emerald" or the "Company") will be held at 10:30 a.m. on April 16, 1998 at Quality Catering Party Center, 9200 Pearl Road, Strongsville, Ohio.

         A proxy card and a Proxy Statement for the Meeting are enclosed. The purpose of the Meeting is to consider and act upon:

         1. election of three directors for three-year terms expiring in the year 2001;

         2. a proposal to amend the Amended and Restated Articles of Incorporation of the Company in order to increase authorized shares of Common Stock, without par value, from 10,000,000 to 20,000,000 shares;

         3.       a proposal to adopt the 1998 Stock Option and Incentive Plan;

         4. ratification of the appointment of KPMG Peat Marwick LLP as independent auditors for the fiscal year ending December 31, 1998; and

         5. such other business as may properly come before the Meeting or any adjournments or postponements thereof.

         The Board of Directors is not aware of any other business to come before the Meeting. Any action may be taken on the foregoing proposals at the Meeting on the date specified above, or on any date or dates to which the Meeting may be adjourned or postponed. As used herein, references to the Meeting shall be deemed to include the Meeting and any adjournments or postponements thereof. Shareholders of record at the close of business on March 6, 1998 are the shareholders entitled to receive notice of and to vote at the Meeting.

         You are requested to complete and sign the enclosed proxy, which is solicited on behalf of the Board of Directors, and to return it promptly in the postage-paid return envelope provided. Please sign your name on the proxy exactly as indicated thereon.

                                  By Order of the Board of Directors


                                  /s/ Paula M. Dewey
                                  Paula M. Dewey
                                  Secretary
Strongsville, Ohio
March 20, 1998


IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

                                 PROXY STATEMENT

                             EMERALD FINANCIAL CORP.
                                14092 PEARL ROAD
                            STRONGSVILLE, OHIO 44136

                         ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 16, 1998

                                  INTRODUCTION

         This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Emerald Financial Corp. ("Emerald" or the "Company") to be used at the Annual Meeting of Shareholders of the Company to be held at 10:30 a.m. on Thursday, April 16, 1998, and at any adjournments or postponements thereof (the "Meeting"). The Meeting will be held at Quality Catering Party Center, 9200 Pearl Road, Strongsville, Ohio. The accompanying Notice of Meeting and this Proxy Statement are first being mailed to shareholders on or about March 20, 1998.

         At the Meeting, shareholders of Emerald will be asked to consider and vote upon election of three directors for a three-year term; adoption of the 1998 Stock Option and Incentive Plan; amendment of the Company's Amended and Restated Articles of Incorporation in order to increase authorized shares of common stock, without par value, from 10,000,000 to 20,000,000 shares; ratification of the appointment by the Board of Directors of the firm of KPMG Peat Marwick LLP as independent auditors for the fiscal year ending December 31, 1998; and the transaction of such other business as may properly come before the Meeting or any adjournments thereof. The Company is not aware of any other business to come before the Meeting.

                       VOTING RIGHTS AND PROXY INFORMATION

         All shares of Emerald's common stock, no par value (the "Stock" or "Emerald Stock"), represented at the Meeting by properly executed proxies received prior to or at the Meeting, and not revoked, will be voted at the Meeting in accordance with the instructions thereon. If no instructions are indicated, properly executed proxies will, unless revoked, be voted for election of the nominees for directors named herein and for each of the other matters presented herein.

         Proxies solicited hereby may be used at the Meeting only and will not be used for any other meeting. A proxy given pursuant to this solicitation may be revoked at any time before it is voted. Proxies may be revoked by (i) attending the Meeting and voting in person (although attendance at the Meeting will not constitute revocation of a proxy), (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Company at or before the Meeting, (iii) filing with the Secretary at or before the Meeting a written notice of revocation. Any written notice revoking a proxy should be delivered to Paula M. Dewey, Secretary, Emerald Financial Corp., P. O. Box 360515, Strongsville, Ohio 44136-0009.

         A copy of the Annual Report to Shareholders for the fiscal year ended December 31, 1997 accompanies this Proxy Statement. Such Annual Report to Shareholders is not to be treated as part of the proxy solicitation material or as having been incorporated herein by reference.

VOTE REQUIRED FOR APPROVAL

         A plurality of the votes cast is sufficient to elect directors, meaning that the nominees receiving the greatest number of votes will be elected as directors. Approval of the 1998 Stock Option and Incentive Plan requires a majority of the voting power of Emerald Stock. Approval of amendment of the Company's Amended and Restated Articles of Incorporation requires two thirds of the voting power of Emerald Stock. Broker non-votes and abstentions will have no effect on the election of directors. With respect to the proposals to approve the 1998 Stock Option and Incentive Plan and to approve amendment of the Amended and Restated Articles of Incorporation, broker non-votes and abstentions will have the same effect as votes against those proposals. Proxies marked as abstaining will be treated as present at the Meeting but will not be counted as voting in favor of such proposal. Broker non-votes will have no effect on whether a quorum is present at the Meeting, because the Company's Code of Regulations provides that shareholders present in person or by proxy at a meeting shall constitute a quorum.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

         Shareholders of record as of the close of business on March 6, 1998 are entitled to notice of and to vote at the Meeting. Shareholders are entitled to one vote for each share held. As of January 31, 1998, there were 5,075,600 shares of Emerald Stock issued and outstanding.

         The following table sets forth certain information as to those persons who were known by management to be beneficial owners of more than five percent of Emerald Stock outstanding and as to the shares of Emerald Stock beneficially owned by all executive officers and directors of Emerald as a group. Information in the table below is as of January 31, 1998.

Name and Address
of Beneficial Owner                                   Shares Beneficially Owned              Percent of Class
-------------------                                   -------------------------              ----------------
Joan M. Dzurilla                                            1,246,670 (1)                         24.54%
14092 Pearl Road
Strongsville, OH  44136
All directors and executive                                 1,920,621 (2)                         35.54%
officers as a group (12 persons)

---------------------
(1) Mrs. Dzurilla holds 88,070 shares through the Joan M. Dzurilla Charitable Remainder Trust of which she is the settlor and sole trustee. A charitable organization is the sole beneficiary of the trust.
(2) This amount includes shares held directly as well as shares held in retirement accounts, in a fiduciary capacity or by certain family members, over which shares the respective directors and officers may be deemed to have sole voting and investment power. Also includes shares owned by all executive officers, including those executive officers identified in the summary compensation table. See, "Executive Compensation." Mr. William A. Harr, Jr., who is identified in that table, beneficially owns directly or indirectly 44,429 shares, including 43,000 shares that may be acquired upon exercise of options. Includes an aggregate of 332,000 shares directors and executive officers have the right to acquire pursuant to options granted under The Strongsville Savings Bank 1994 Long-Term Incentive Plan. In connection with the holding company reorganization of The Strongsville Savings Bank that was completed on March 6, 1997, Emerald assumed the obligations under the 1994 Long-Term Incentive Plan and adopted the 1994 Long-Term Incentive Plan. Accordingly, options issued under the 1994 Long-Term Incentive Plan to acquire stock of The Strongsville Savings Bank have become options to acquire a like number of shares of Emerald Stock, exercisable on the same terms and conditions. Does not include shares as to which the respective directors and executive officers have disclaimed beneficial ownership.

                              ELECTION OF DIRECTORS
                                  (PROPOSAL 1)

         The Board of Directors currently consists of nine members. The Board of Directors is divided into three classes, each of which contains three members. The directors are elected by the shareholders to serve for three-year terms or until their successors are elected and qualified.

         The following table sets forth certain information, as of December 31, 1997, regarding the composition of the Board of Directors of Emerald, including term of office and the security ownership of the directors. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to the nominees) will be voted at the Meeting FOR the election of the following nominees. If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason any nominee might be unable to serve if elected. Except as disclosed herein, there are no arrangements or understandings between any nominee and any other person pursuant to which such nominee was selected.

         All of the individuals identified in the table below have been directors of Emerald since its inception in 1996. The table indicates, among other things, the period during which they have been directors also of Emerald's subsidiary, The Strongsville Savings Bank. At the present time, the Boards of Directors of Emerald and The Strongsville Savings Bank are comprised of the same individuals, serving identical terms as directors of each company.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF EACH OF THE FOLLOWING NOMINEES

                                              DIRECTOR      EXPIRATION       AMOUNT AND NATURE (1)       PERCENT OF (2)
DIRECTOR'S NAME AND POSITION         AGE        SINCE         OF TERM       OF BENEFICIAL OWNERSHIP      SHARE OWNERSHIP
----------------------------         ---        -----         -------       -----------------------      ---------------

                                                         NOMINEES
William A. Fraunfelder, Jr.          54         1989           2001                       20,563 (3)           (4)
Glenn W. Goist                       57         1990           2001                       23,075               (4)
John F. Ziegler                      45         1987           2001                      126,062 (5)          2.45%
Executive Vice President and
Chief Financial Officer

                                                   CONTINUING DIRECTORS

George P. Bohnert                    57         1993           1999                        8,700               (4)
Joan M. Dzurilla                     71         1985           2000                    1,246,670 (6)         24.54%
Mike Kalinich, Sr.                   67         1967           2000                       52,800              1.04%
Chairman of the Board
Thomas P. Perciak                    50         1982           2000                      221,902 (7)          4.28%
President and Chief Executive
Officer
Kenneth J. Piechowski                49         1996           1999                        8,400               (4)
John J. Plucinsky                    70         1978           1999                      109,857              2.16%


------------------
(1) All shares, except as may be noted herein, are owned directly or indirectly by the named individuals or by their spouses and minor children, over which shares the named individuals effectively exercise voting and investment power. Includes shares exercisable under stock option grants pursuant to the 1994 Long-Term Incentive Plan.
(2) The percentage ownership figures are inclusive of shares underlying unexercised stock options. Each non-executive officer director holds a stock option to acquire 8,000 shares. Messrs. Perciak and Ziegler hold stock options to acquire 107,000 and 78,000 shares, respectively, and three other executive officers hold stock options that in the aggregate permit them to acquire 91,000 shares.
(3) Not shown are 1,900 shares owned by William A. Fraunfelder's wife, Barbara Fraunfelder, as to which shares Mr. Fraunfelder disclaims beneficial ownership.
(4)      Less than one percent (1%) of the outstanding Stock.
(5) Of these shares, 8,500 represent shares Mr. Ziegler holds as custodian for his minor children. Not shown are 8,000 shares Mr. Ziegler owns jointly with his mother, as to which shares he disclaims beneficial ownership.
(6) Mrs. Dzurilla holds 88,070 shares through the Joan M. Dzurilla Charitable Remainder Trust of which she is the settlor and sole trustee. A charitable organization is the sole beneficiary of this trust.
(7) Mr. Perciak holds 113,400 shares through a trust of which he and his wife, Deborah A. Perciak, a Vice President of The Strongsville Savings Bank, are co-trustees with shared voting and investment power. Not shown are 18,400 shares held jointly by Mrs. Perciak and her parents, as to which shares Mr. and Mrs. Perciak disclaim beneficial ownership. Mr. Perciak also disclaims beneficial ownership of 6,000 shares not shown herein, and held jointly with his father, Walter J. Perciak, Sr. The shares reported do not include 24,000 stock option shares and 620 shares held by Mr. Perciak's spouse, as to which shares Mr. Perciak disclaims beneficial ownership.

         Thomas P. Perciak has been President and Chief Executive Officer of The Strongsville Savings Bank since January 1985, and President and Chief Executive Officer of Emerald since its inception in 1996. He has been Managing Officer of The Strongsville Savings Bank since April 1979. Mr. Perciak is also active in community organizations and serves on the Board of Trustees of the following organizations: The Strongsville Chamber of Commerce, Advisory Board of St. Andrew's Abbey and Southwest Community Health Center Foundation Board. Mr. Perciak serves as the Chairman of the Southwest Health Center Foundation Board.

         John F. Ziegler was first employed by The Strongsville Savings Bank in 1975, became the Treasurer in 1983 and has served as Vice President for the last ten (10) years. Since January, 1992, Mr. Ziegler has served as Chief Financial Officer, and he has served as Executive Vice President and Chief Financial Officer of Emerald since its inception in 1996.

         George P. Bohnert, Jr. is a certified public accountant who practiced with his own firm from 1992 until February 1996. From February 1996 to the present, Mr. Bohnert has been a partner in Foerster & Bohnert, Inc. From 1978 until 1992, Mr. Bohnert was a partner with a regional accounting firm, Hausser & Taylor, where his practice concentrated on savings and loan association audits.

         Joan M. Dzurilla served as Vice President of The Strongsville Savings Bank from 1989 through February 9, 1994. Prior to that, Mrs. Dzurilla, who is a registered nurse, was a housewife for over 30 years and raised a family.

         William A. Fraunfelder, Jr., a lawyer, has served as a Referee in the Juvenile Division of the Cuyahoga Court of Common Pleas for 29 years.

         Glenn W. Goist, D.D.S. has been a practicing dentist for over 25 years. Dr. Goist maintains a private dental practice in Berea.

         Mike Kalinich, Sr. has been President of the Kalinich Fence Company, Inc. for over 30 years and is active in numerous community organizations. Mr. Kalinich has been Chairman of the Board from 1991 through the present. He serves as a Director of Southwest Community Health Center, Middleburg Heights, Ohio, and serves as a Trustee Emeritus of the Strongsville Chamber of Commerce.

         Kenneth J. Piechowski is Director of the Diaconate of the Diocese of Cleveland. Mr. Piechowski has been employed full time by the Diocese since 1988. Prior to joining the Diocese full time, Mr. Piechowski worked for approximately eighteen years with nationally recognized insurance companies.

         John J. Plucinsky, M.D. has been a doctor of internal medicine with a specialty in hematology and oncology for over 30 years.

COMMITTEES OF THE BOARD OF DIRECTORS AND BOARD ATTENDANCE

         The Board of Directors, which is responsible for the overall affairs of the Company, conducts its business through regular and special meetings and through meetings and activities of its committees. All committees report their activities to the Board monthly.

         The Board of Directors of Emerald is comprised of the same people who currently constitute the Board of Directors of The Strongsville Savings Bank. The holding company reorganization of The Strongsville Savings Bank became effective on March 6, 1997. Beginning in 1997, the Board of Directors of Emerald and the Audit Committee of Emerald performs the functions of nominating and audit committees, respectively. The Wage and Salary Committee of The Strongsville Savings Bank's Board of Directors acts as compensation committee.

         The Board of Directors met thirteen times during the fiscal year ended December 31, 1997. No director attended fewer than 75% of the aggregate number of meetings of the Board of Directors (of The Strongsville Savings Bank or Emerald) held during the last fiscal year and the total number of meetings held by all committees of the Board of Directors on which he or she served during such year.

         The Board of Directors acts as a nominating committee for selecting nominees for election as directors. Pursuant to the Company's Code of Regulations, nominations may also be made by shareholders. Shareholder nominations for directors must be made in writing and delivered to the Secretary of the Company at least sixty (60) days prior to the Company's annual meeting, and such written nominations of shareholders must contain certain information as provided in the Company's Code of Regulations. Any shareholder recommendation for director-nominee must contain background information concerning the recommended nominee, including name, age, business and home address, relationships with person making the recommendation, educational background, description of nominee's principal occupation and business experience for the last five years, directorships or trusteeships in public companies, the reasons the person is being recommended, and a statement that such person would consent to serve as director. The shareholder's notice of nomination must indicate the name and address of the shareholder and the number of shares of Stock beneficially owned by such shareholder on the date of such notice. Although the Board of Directors will consider nominees recommended by shareholders, the Company has not actively solicited nominations.

         The Audit Committee, which is comprised of Messrs. Bohnert, Goist and Fraunfelder, with Mr. Bohnert serving as Chairman, recommends the appointment of the Company's independent public accountants, reviews and approves the audit plan and fee estimate of the independent public accountants, appraises the effectiveness of the internal and external audit efforts, evaluates the adequacy and effectiveness of the Company's accounting policies and financial and accounting management, supervises the Company's Internal Auditor, and reviews and approves the annual financial statements. The Audit Committee met four times during 1997.

         The Wage and Salary Committee, which is comprised of Mr. Kalinich as Chairman and Mr. Perciak and Mrs. Dzurilla, reviews the performance of managers, employees and officers and recommends appropriate salaries, incentives and benefits. The Wage and Salary Committee does not determine the compensation and benefits paid to the senior executive officers. The compensation and benefits of the senior executive officers is determined by the full Board of Directors, with the two most senior executive officers excusing themselves from the deliberations and voting upon their compensation and benefits. The Wage and Salary Committee met twice during 1997.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         During 1997, the Wage and Salary Committee of The Strongsville Savings Bank's Board of Directors consisted of Messrs. Kalinich and Perciak and Mrs. Dzurilla. Mr. Perciak is President and Chief Executive Officer of Emerald. Mr. Kalinich served as Vice President from 1980 through 1991. Mr. Kalinich's position of Vice President was an officer position in name only, without operational authority. It was a tradition of the savings and loan industry of that era to title senior board members as officers. Mrs. Dzurilla served as Vice President from 1989 until her resignation on February 9, 1994. Neither Mr. Kalinich nor Mrs. Dzurilla is an officer of Emerald or The Strongsville Savings Bank.

DIRECTORS' COMPENSATION

         As compensation for services rendered as a director, each director other than Messrs. Perciak and Ziegler received $600 for attendance at Board of Directors' meetings held January through April 1997 and $650 for attendance at Board meetings held subsequent to April 1997. Mr. Kalinich received additional compensation as Chairman of the Board totaling $20,000 during 1997. Directors who serve on committees, including the Executive Committee, the Wage and Salary Committee and the Audit Committee, received fees of $300 for attendance at each committee meeting during the fiscal year ended December 31, 1997.

         The foregoing compensation of directors has been paid to directors for their service on the Board of Directors of The Strongsville Savings Bank, and committees thereof. Since the formation of Emerald, none of its executive officers or directors has received any remuneration from Emerald, except that directors who serve on Emerald's Option Committee receive fees for attendance at Option Committee meetings. Because Emerald's business principally consists and is expected to consist for the foreseeable future of acting as holding company for The Strongsville Savings Bank, it is expected that no separate compensation will be paid to officers of Emerald in addition to that paid to them by The Strongsville Savings Bank. However, Emerald may determine that separate compensation is appropriate in the future. At the present time, Emerald does not intend to employ any persons other than its present management.

EXECUTIVE COMPENSATION

         The following table sets forth the cash compensation paid by The Strongsville Savings Bank for services rendered in all capacities for the fiscal years ended December 31, 1997, 1996 and 1995 to its three most highly compensated executive officers, including its chief executive officer, with total cash compensation in excess of $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                                       Long-Term Compensation
                                                                              --------------------------------------
                                           Annual Compensation                         Awards                Payouts
                                    -----------------------------------       ------------------------       -------
                                                                                 ($)           (#)
                                                               ($)            Restricted    Securities         ($)          ($)
      Name and                      ($) (1)       ($)      Other Annual         Stock       Underlying          LTIP     All Other
 Principal Position       Year      Salary       Bonus     Compensation         Awards        Options        Payouts    Compensation
 ------------------       ----      ------       -----     ------------         ------        -------        -------    ------------

Thomas P. Perciak         1997      199,200      103,431(2)     (3)               0            7,000            0             [ ](4)
President and Chief       1996      191,500      101,274        (3)               0              0              0          12,155
Executive Officer         1995      183,200      100,055        (3)               0              0              0          15,710
John F. Ziegler           1997      130,900       67,967(2)     (3)               0            6,000            0             [ ](4)
Executive Vice            1996      125,800       66,529        (3)               0              0              0          15,081
President and Chief       1995      120,300       65,702        (3)               0              0              0          18,473
Financial Officer
William J. Harr, Jr.      1997       88,400       27,524(2)     (3)               0            3,000            0          10,112(4)
Vice President            1996       85,000       23,804        (3)               0              0              0           9,461
                          1995       72,060       29,308        (3)               0              0              0          11,413

-------------------------

(1) Includes amounts deferred at the election of the named executive officers pursuant to The Strongsville Savings Bank's 401(k) plan.
(2) The Strongsville Savings Bank gave a 1997 Christmas bonus to each employee, including the three officers named in the Summary Compensation Table. The Christmas bonus of each of Messrs. Perciak, Ziegler and Harr was $3,831, $2,517 and $1,700, respectively. These amounts are included in the bonus figures in the table. In addition, Mr. Harr earned a bonus of $10,824 in 1997 under The Strongsville Savings Bank's incentive compensation plan for loan officers, which bonus is also included in his total bonus amount shown in the table. Mr. Harr was also awarded a year-end merit bonus of $15,000. The bonus amounts reported are earned in the fiscal year noted even though such amounts may be payable in subsequent years.
(3) Perquisites and other personal benefits would be included herein only to the extent that the aggregate perquisites and personal benefits for each named executive officer exceed the lesser of $50,000 or ten percent (10%) of a named executive officer's salary and bonus. None of the items that comprise perquisites and personal benefits represents 25% or more of the total for any named executive officer.
(4) Includes (i) the dollar amount of contributions by The Strongsville Savings Bank to vested and unvested accounts under The Strongsville Savings Bank's trusteed profit-sharing retirement plan and 401(k) Plan and (ii) the dollar value of the benefit realized or realizable by reason of The Strongsville Savings Bank's payment of the premiums on split-dollar life insurance policies. The dollar value of such benefit is calculated on an actuarial basis for the period between payment of the premium by The Strongsville Savings Bank and the anticipated date of repayment to The Strongsville Savings Bank of premiums previously paid for the split-dollar life insurance policies. For Mr. Perciak, $10,148 and $5,700 represent amounts contributed by The Strongsville Savings Bank during 1997 on his behalf under the profit-sharing and 401(k) plans, respectively. For Mr. Ziegler, $10,148 and $5,700 represent amounts contributed by the Bank during 1997 on his behalf under the Bank's profit-sharing and 401(k) plans, respectively. For Mr. Harr, $6,634 and $3,478 represent amounts contributed by the Bank during 1997 on his behalf under the Bank's profit-sharing and 401(k) plans, respectively. [ ].

STOCK OPTIONS

         The following table sets forth information relating to options granted during fiscal year 1997 to the named executive officers.

                        OPTION GRANTS IN LAST FISCAL YEAR

                   ------------------------------------------

                                                                                                           POTENTIAL REALIZABLE
                                                                                                             VALUE AT ASSUMED
                                                                                                          ANNUAL RATES OF STOCK
                                                                                                          PRICE APPRECIATION FOR
                                INDIVIDUAL GRANTS                                                             OPTION TERM (1)
    -----------------------------------------------------------------------------------------------     -------------------------
                                NUMBER OF          % OF TOTAL
                                SECURITIES           OPTIONS
                                UNDERLYING         GRANTED TO
                                 OPTIONS            EMPLOYEES        EXERCISE OR
                                 GRANTED            IN FISCAL         BASE PRICE         EXPIRATION
       NAME                        (#)                YEAR           ($/SHARE)(2)           DATE            5%              10%
  ---------------                 -----              ------          ------------          ------         -----------------------

Thomas P. Perciak                 7,000               9.46%             $14.25           5/30/2007        $62,732        $158,976

John F. Ziegler                   6,000               8.11%             $14.25           5/30/2007        $53,771        $136,265

William J. Harr                   3,000               4.05%             $14.25           5/30/2007        $26,885        $ 68,132

---------------

         (1) The 5% and 10% assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and are not an estimate or projection of future prices for Emerald's Stock.

         (2) The option exercise price equaled the average of the bid and asked prices of a share of Emerald's Stock on the date of grant.


         The following table sets forth information concerning the number and value of unexercised stock options held by the named executive officers at December 31, 1997. These options expire ten years from the date of grant and have exercise prices per share equal to the average of the closing bid and asked prices of the Stock on the date of grant. The options were granted pursuant to the 1994 Long-Term Incentive Plan of The Strongsville Savings Bank, which plan was adopted and assumed by the Company in connection with the March 6, 1997 holding company reorganization of The Strongsville Savings Bank.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES
                        ---------------------------------

                                                                        SECURITIES UNDERLYING         VALUE OF UNEXERCISED IN-THE-
                                                                    UNEXERCISED OPTIONS AT FISCAL     MONEY OPTIONS AT FISCAL YEAR
                                                                 YEAR END (#)                         END ($) (1)
                     SHARES ACQUIRED ON
NAME                    EXERCISE (#)        VALUE REALIZED ($)     EXERCISABLE    UNEXERCISABLE      EXERCISABLE      UNEXERCISABLE

Thomas P. Perciak             0                      0              100,000           7,000          $1,087,500          $40,250
John F. Ziegler               0                      0               72,000           6,000            $783,000          $34,500
William J. Harr, Jr.          0                      0               40,000           3,000            $435,000          $17,250

-------------------------
(1) Represents the aggregate market value of stock options to purchase shares of stock (market price less the exercise price of $9.125 and $14.25 per share), awarded the named executive officers, based upon the fair market value of $20.00 per share on December 31, 1997.

PENSION AND RETIREMENT PLAN INFORMATION

         Neither Emerald nor The Strongsville Savings Bank has a retirement plan for officers or employees that would provide defined benefits based upon salary, years of service or other measures. Instead, The Strongsville Savings Bank has implemented a profit-sharing plan under which The Strongsville Savings Bank may make entirely discretionary cash contributions. The Strongsville Savings Bank also has implemented a 401(k) Plan whereby matching contributions will be made for each participating officer or employee who elects to defer a portion of his or her salary pursuant to the 401(k) Plan. The amount of salary that may be deferred by any individual and the amount (and vesting) of the matching contributions are subject to certain limitations (matching contributions of up to 60% of the deferral, subject to maximum matching contribution amount; no matching contributions for deferral in excess of 5% of salary; incremental vesting of the matching contribution over a period of six years).

         Recognizing the importance of building and retaining a competent management team, effective January 1, 1995 The Strongsville Savings Bank entered into Executive Supplemental Benefit Agreements with six of its officers, including the three executive officers identified in the Summary Compensation Table (collectively, the "Agreements" and individually as to each covered executive, the "Agreement"). The Executive Supplemental Benefit Agreements were adopted following Board review of a comprehensive compensation study presented by KPMG Peat Marwick LLP as compensation consultants. Similar agreements with three additional officers were entered into in 1996.

         The Executive Supplemental Benefit Agreements provide for payments in the event of retirement, death, disability or a change in control. Under the terms of each agreement, different death, disability and post-employment/retirement benefits are provided to each covered employee. By defining the amounts each executive will receive upon formal retirement, each executive has been given what the Board believes to be a reasonable incentive to remain with The Strongsville Savings Bank until retirement. If, however, the executive's employment is terminated for cause or the executive voluntarily resigns (other than for "good reason," as defined below) following a change in control, The Strongsville Savings Bank would be released from all payment obligations to the executive.

         Messrs. Perciak, Ziegler and Harr's Executive Supplemental Benefit Agreements provide for payment of an annual benefit upon their retirement. "Retirement Date" is defined in the Agreements to mean the first day of the month following the executive officer's 65th birthday on which he or she elects to retire (or an early retirement date that may be agreed to by the Board of Directors). Mr. Perciak's Executive Supplemental Benefit Agreement provides for annual payment for twenty years of $134,693 following retirement (assuming full vesting). The retirement benefit vests ratably each year, becoming fully vested at age 65 or, if sooner, (i) upon death or permanent disability or (ii) upon a change in control of Emerald. Rather than receiving annual payment, Mr. Perciak may petition the Board of Directors or the appropriate committee thereof for payment of the entire retirement benefit in one lump sum (discounted to the present value at that time, using a 6% discount rate). The benefit payable in the event of a change in control would also be paid in a lump sum, similarly discounted to present value. Likewise, under the Executive Supplemental Benefit Agreement Mr. Perciak may petition for full vesting of his benefits if he chooses to retire before reaching age 65. The annual retirement benefit paid under Mr. Ziegler's Executive Supplemental Benefit Agreement will be $25,647. Mr. Harr would be entitled to $23,585 annually for 20 years.

         The disability payments provided under the Agreements are as follows for each of the named executive officers: $65,635 annually in the event of total disability prior to retirement, until age 65, for Mr. Perciak; $10,239 annually in the event of total disability prior to retirement, until age 65, for Mr. Ziegler; and $5,717 annually in the event of total disability prior to retirement, until age 65, for Mr. Harr. Annual disability benefits payable under the Agreements would be payable in monthly installments.

         Under the Executive Supplemental Benefit Agreements, a payment in respect of a change in control would be made if the executive officer is involuntarily terminated (except for cause) or voluntarily terminates his or her employment for "good reason." In general terms, "good reason" is defined to include a change in the executive officer's status, title or responsibilities that does not represent a promotion, a reduction in base salary, certain relocations or a material reduction in benefits. Following the 1997 holding company reorganization of The Strongsville Savings Bank, the Executive Supplemental Benefit Agreements' definition of "change in control" was amended. As amended, a "change in control" includes the following circumstances:

         (i) the acquisition by a person or persons acting in concert of the power to vote twenty five percent (25%) or more of a class of Emerald's voting securities, or the acquisition by a person of the power to direct Emerald's management or policies, if the Board of Directors or the Office of Thrift Supervision has made a determination that such acquisition constitutes or will constitute an acquisition of control for the purposes of the Savings and Loan Holding Company Act or the Change in Bank Control Act and the regulations thereunder;

         (ii) during any period of two (2) consecutive years, individuals who at the beginning of the two-year period constitute the Board of Directors of The Strongsville Savings Bank or Emerald cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of the two-year period has been approved in advance by directors representing at least two thirds (2/3) of the directors then in office who were directors in office at the beginning of the period;

         (iii) Emerald shall have merged into or consolidated with another corporation, or merged another corporation into Emerald, on a basis whereby less than fifty percent (50%) of the total voting power of the surviving corporation is represented by shares held by former shareholders of Emerald prior to such merger or consolidation; or

         (iv) Emerald shall have sold substantially all of its assets to another person. The term "person" refers to an individual, corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or other entity.

         In the event of a change in control in 1998 and involuntary termination (except for cause) or voluntary termination for good reason within six months thereafter, the benefit payable to Mr. Perciak would be $259,447, increasing in amount for a change in control occurring in a subsequent year (from $335,939 in 1999 to $1,782,670 in 2012). For Mr. Ziegler, the benefit payable under similar circumstances would be $36,699 in the event of a change in control in 1998 and involuntary termination (except for cause) or voluntary termination for good reason within six months thereafter, increasing in amount for a change in control occurring in a subsequent year (from $48,875 in 1999 to $453,788 in 2017). Lastly, for Mr. Harr the benefit payable would be $19,022, increasing in amount for a change in control occurring in a subsequent year (from $26,498 in 1999 to $625,710 in 2027). Under the Executive Supplemental Benefit Agreements, the change-in-control benefit payment would be made in one lump sum for each affected officer.

         The Strongsville Savings Bank has obtained life insurance policies whose benefits, payable to The Strongsville Savings Bank as beneficiary, would be sufficient to satisfy the obligations of The Strongsville Savings Bank and Emerald under the Executive Supplemental Benefit Agreements. The Strongsville Savings Bank is the sole owner of and beneficiary under the life insurance policies, except that Messrs. Perciak and Ziegler are the owners of the split-dollar life insurance policies discussed in " - Employment Agreements." Notwithstanding that benefits payable under the Executive Supplemental Benefit Agreements will be paid in the future, the estimated present value of future benefits is being accrued over the period from the effective date of the agreements until the expected retirement dates of the participants. The insurance premium expense under the life insurance policies purchased to fund contractual obligations to Messrs. Perciak, Ziegler and Harr in 1997, and their approximate cash surrender value to The Strongsville Savings Bank, are an aggregate of $90,439 and $235,201, respectively. See, " - Employment Agreements" for a discussion of amendments adopted in 1997 to the employment agreements of Messrs. Perciak and Ziegler.

BOARD REPORT ON EXECUTIVE COMPENSATION

         The full Board determines the executive compensation to be paid to the two most senior executive officers, Messrs. Perciak and Ziegler. Mr. Perciak and Mr. Ziegler are excluded from discussion and board deliberation regarding compensation paid to them as officers.

         For other than the senior executive officers, the function of administering executive compensation policies is currently performed by the Wage and Salary Committee. In this process, officers are evaluated as to their performance during the year compared to The Strongsville Savings Bank's performance, thrift industry compensation surveys and comparable positions at other thrift institutions. In future years, it is expected that the Wage and Salary Committee will continue to perform the functions it performs currently. The Strongsville Savings Bank is, and for the foreseeable future will be, Emerald's sole operating subsidiary. The members and terms of the members of the Boards of Directors of each of Emerald and The Strongsville Savings Bank are, and for the foreseeable future will be, identical.

         Because the Board views Messrs. Perciak and Ziegler as having the greatest impact on corporate performance, the Board members have established a compensation philosophy of providing base pay and incentive compensation for the top two executive officers reflective of The Strongsville Savings Bank's financial performance compared to situated thrifts. For individuals other than Messrs. Perciak and Ziegler, the Board's Wage and Salary Committee seeks to establish executive officer base salaries at a level commensurate with corporate performance, peer group competitors and the individual officers' performance. The Board and the Wage and Salary Committee continue to review all elements of executive compensation in order to ensure that the total compensation program, and each compensation element, meets Emerald's and The Strongsville Savings Bank's business objectives and philosophy.

         As a general rule, it has been the Board of Directors' and the Committee's policy to take into account tax and financial accounting considerations in connection with the granting of options or other forms of grants and awards under The Strongsville Savings Bank 1994 Long-Term Incentive Plan. Assuming shareholders approve the 1998 Stock Option and Incentive Plan, it will continue to be the Board of Directors' and the Committee's policy to take into account tax and financial accounting considerations in connection with the granting of options and awards. Accordingly, the Board of Directors through its Option Committee (in the case of stock option grants and other awards to executive officers) does not expect that grants or awards will be made that would exceed the limit on deductibility established by the Omnibus Budget Reconciliation Act of 1993 ("OBRA"). In 1993, OBRA added Section 162(m) to the Internal Revenue Code, the effect of which is generally to eliminate the deductibility of compensation over $1 million paid to certain highly compensated executive officers of publicly held corporations, such as the executive officers identified in the "Summary Compensation Table." Section 162(m) applies to all remuneration (both cash and non-cash) that would otherwise be deductible for tax years beginning on or after January 1, 1994, unless expressly excluded. Although the Board and Committee reserve the right to make grants and awards under the 1994 Long-Term Incentive Plan and the 1998 Stock Option and Incentive Plan under circumstances in which the compensation component thereof would not be fully deductible for federal income tax purposes, it is not currently expected that they would do so.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

         Mr. Perciak received an increase in base salary for 1997 of $7,700, or approximately 4.0%. This increase in base salary represents a similar percentage increase as received by employees during 1997. While the Board generally takes into consideration the overall performance of The Strongsville Savings Bank, the Board does not use any specific measures or weighting of that performance in establishing Mr. Perciak's base salary. Mr. Perciak's compensation package is formalized in an employment agreement. See, "Employment Agreements." Mr. Perciak and Executive Vice President Ziegler are eligible to receive 50% of base salary in annual bonus under the terms of their employment contracts. Mr. Perciak earned incentive compensation in fiscal year 1997 for the maximum amount possible under his employment contract.

         In reviewing Mr. Perciak's performance as President and Chief Executive Officer and the justification for renewal of his employment contract for an additional year, the directors favorably considered Mr. Perciak's performance relative to the following factors: the increase in fee income, the growth in deposits, loans and profitability attributable to The Strongsville Savings Bank's corporate performance (return on assets and return on equity), the volume of residential acquisition and development lending attributable to Mr. Perciak, the market share performance of The Strongsville Savings Bank and The Strongsville Savings Bank's compliance with safe and sound banking principles and Community Reinvestment Act/consumer regulation requirements. At its December 17, 1997 meeting, the Board determined that each of Messrs. Perciak and Ziegler had met the requirements and standards of the Board for executive officer performance, and therefore their employment contracts were renewed for one additional year.

         The report of the Board shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Exchange Act of 1934, except to the extent that Emerald specifically incorporates this information by reference, and shall not otherwise be deemed filed under such act.

         Submitted by Emerald's Board of Directors:

         Thomas P. Perciak, John F. Ziegler, George P. Bohnert, Jr., Joan M. Dzurilla, William A. Fraunfelder, Jr., Glenn W. Goist, Mike Kalinich, Sr., Kenneth J. Piechowski and John J. Plucinsky

PERFORMANCE GRAPH

         The stock of The Strongsville Savings Bank began trading publicly on October 5, 1993, having been sold in an initial public offering at the price of $6.50 per share (adjusted for subsequent stock splits). Effective March 6, 1997, each share of Bank capital stock was converted into one share of Emerald Stock, and The Strongsville Savings Bank became a wholly owned subsidiary of Emerald. Emerald Stock was approved for designation as a Nasdaq National Market security on March 6, 1997.

         The following graph compares the cumulative total shareholder return on Emerald Stock to the cumulative total return of (i) a broad index of the National Association of Securities Dealers, Inc. Automated Quotations ("Nasdaq") System and (ii) the MG Savings and Loan Index, which is comprised of 386 publicly traded savings associations and thrift holding companies. The graph compares cumulative total shareholder return for the period commencing October 5, 1993 and ending December 31, 1997, assuming that $100 was invested on October 5, 1993 and that all dividends were reinvested.

                    COMPARISON OF THE CUMULATIVE TOTAL RETURN
                          AMONG EMERALD FINANCIAL CORP.
                      MG S&L INDEX, AND NASDAQ MARKET INDEX

                              (Performance Graph)




                                    10/5/93        12/31/93        12/31/94        12/31/95        12/31/96        12/31/97

Emerald Financial                   $100.00         $134.34         $141.60         $156.87         $185.17         $371.98

NASDAQ                              $100.00         $100.23         $105.23         $136.50         $169.62         $207.48

MG S&L PEER GROUP                   $100.00         $ 97.09         $ 93.00         $147.31         $192.25         $323.24


         This stock performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Exchange Act of 1934, except to the extent Emerald specifically incorporates this information by reference, and shall not otherwise be deemed filed under such act.

EMPLOYMENT AGREEMENTS

         Each of Mr. Perciak and Mr. Ziegler serves pursuant to an employment agreement with The Strongsville Savings Bank. The employment agreements provide for three-year terms, renewed and extended at each anniversary date for an additional year upon a determination and resolution of the Board that the performance of the executive has met the requirements and standards of the Board. The effect of the annual renewal and extension is that each contract then has a new three-year term. Each contract was renewed for an additional year by Board action on December 17, 1997.

         Under the terms of his employment agreement, Mr. Perciak currently receives a base salary of $219,200 per year, subject to annual adjustment by the Board of Directors and annual incentive compensation of 2.5% of Emerald's pre-tax profits (up to 50% of Mr. Perciak's base salary). In the event that (i) Mr. Perciak is involuntarily terminated (other than for cause) within six months following a change in control of Emerald or (ii) Mr. Perciak voluntarily terminates his employment for good reason within six months after a change in control of Emerald, Mr. Perciak will receive his base salary for the remaining term of the agreement. For purposes of the change-in-control features of Mr. Perciak's employment agreement, "change in control" is defined in the same fashion as "change in control" for purposes of the Executive Supplemental Benefit Agreements. See, " - Pension and Retirement Plan Information."

         Until it was amended in July 1997, Mr. Perciak's employment agreement had provided for an "equity appreciation bonus." Had it become payable to Mr. Perciak, the equity appreciation bonus would have been an amount equal to ten percent of the increase in The Strongsville Savings Bank's value, calculated as the difference between The Strongsville Savings Bank's tangible book value as of December 31, 1987 and the lesser of (i) the price paid in any acquisition of The Strongsville Savings Bank or (ii) The Strongsville Savings Bank's tangible book value as of December 31, 1992 (exclusive of capital raised from in a Fall 1990 private stock offering). Ten percent of the increase in The Strongsville Savings Bank's value between December 31, 1987 and tangible book value as of December 31, 1992 is approximately $1,187,512. Prior to its elimination altogether in July 1997, the equity appreciation bonus had previously been capped such that equity appreciation occurring after December 31, 1992 would not have entitled Mr. Perciak to any share of the subsequent increase in tangible net worth. Mr. Perciak would have been entitled to the equity appreciation bonus in the event of a change in control of Emerald even if he had retained his position.

         In the years since adoption of the equity appreciation bonus provisions of the employment agreement, numerous changes had occurred that, in the judgment of the Board of Directors, could have undermined in whole or in part the original intention of the equity appreciation bonus: to recognize the valuable contributions that Mr. Perciak had made over many years of service to The Strongsville Savings Bank and to create incentives for continued service to The Strongsville Savings Bank (and Emerald). Changes in tax laws applicable to employee benefit and executive compensation plans would have imposed significantly adverse tax consequences on Mr. Perciak and The Strongsville Savings Bank had the equity appreciation bonus been paid to Mr. Perciak as required by his employment agreement. Payments under the employment agreement in the event of a change in control of Emerald could have constituted an excess parachute payment under the Internal Revenue Code, resulting in the imposition of an excise tax on Mr. Perciak and denial of the deduction for such excess amounts to Emerald or The Strongsville Savings Bank.

         Additionally, the equity appreciation bonus feature of Mr. Perciak's employment agreement was created at a time when The Strongsville Savings Bank was a closely held private company, with little or no trading market for its stock. In the years since 1988, when the employment agreement was originally entered into, and 1997, when the equity appreciation bonus provisions of the employment agreement were eliminated by amendment of the agreement, The Strongsville Savings Bank had become a publicly traded company, with equity securities registered under the Securities Exchange Act of 1934 and traded on the Nasdaq SmallCap market. Additionally, The Strongsville Savings Bank completed its holding company reorganization on March 6, 1997, becoming a wholly owned subsidiary of Emerald, and Emerald Stock began trading on the Nasdaq National Market in 1997. With the passage of time and these intervening events and circumstances, the Board of Directors concluded that the equity appreciation bonus provisions of Mr. Perciak's employment agreement needed to be amended or replaced in their entirety. For these reasons, the equity appreciation bonus was eliminated in July 1997 by amendment of Mr. Perciak's employment agreement, following extensive discussions and consideration of a variety of alternative compensation plans.

         As a replacement for the equity appreciation bonus, Mr. Perciak agreed to a compensation arrangement having two principal features: (1) a split-dollar life insurance policy on the life of Mr. Perciak and (ii) an additional Executive Supplemental Benefit Agreement. See, " - Pension and Retirement Plan Information" above.

         Mr. Perciak's Executive Supplemental Benefit Agreement adopted in July 1997 provides for annual payment for twenty years following retirement (assuming full vesting) based on a July 1997 present value of $645,000 plus earnings or appreciation thereon. The retirement benefit vests ratably each year, becoming fully vested at age 65 or, if sooner, (i) upon death or permanent disability or
(ii) upon a change in control of Emerald. Rather than receiving annual payment, Mr. Perciak may petition the Board of Directors or the appropriate committee thereof for payment of the entire retirement benefit in one lump sum. The benefit payable in the event of a change in control would also be paid in a lump sum. Likewise, under the Executive Supplemental Benefit Agreement adopted in July 1997 Mr. Perciak may petition for full vesting of his benefits if he chooses to retire before reaching age 65.

         The other feature of the compensation plan Mr. Perciak agreed to as a replacement for the equity appreciation bonus is a split-dollar policy on Mr. Perciak's life with a net present value of $163,482. Mr. Perciak is the owner of such policy and he and his successors or assigns are entitled to exercise all rights thereunder. The policy has been collaterally assigned to The Strongsville Savings Bank. The purpose of the collateral assignment is to secure repayment to The Strongsville Savings Bank of premiums paid on the policy, which premiums will be repaid from proceeds of the policy upon his death or earlier termination of the policy.

         Under the terms of his employment agreement, Mr. Ziegler currently receives a base salary of $144,000 per year, subject to annual adjustment by the Board of Directors, and annual incentive compensation of 1% of Emerald's pre-tax profits (up to 50% of his base salary). Additionally, in the event Mr. Ziegler
(i) is terminated at any time other than for cause, (ii) voluntarily terminates his employment for good reason within six months after a change in control (defined in the same manner as in Mr. Perciak's agreement) or (iii) is involuntarily terminated within six months following a change in control, Mr. Ziegler will receive his base salary for the remaining term of the agreement.

         In connection with the agreement between The Strongsville Savings Bank and Mr. Perciak to eliminate his equity appreciation bonus and replace it with an additional Executive Supplemental Benefit Agreement and split-dollar life insurance policy, a similar arrangement was made for Mr. Ziegler. The Board of Directors desired to recognize Mr. Ziegler as well for the value of contributions made over many years of service to The Strongsville Savings Bank. Mr. Ziegler has become the owner of a split-dollar policy on Mr. Ziegler's life with a net present value of $71,203 but otherwise having the same terms and conditions as the split-dollar policy owned by Mr. Perciak. Likewise, the Bank entered into a second Executive Supplemental Benefit Agreement with Mr. Ziegler. Mr. Ziegler's Executive Supplemental Benefit Agreement adopted in July 1997 provides for annual payment for twenty years following retirement (assuming full vesting) based on a July 1997 present value of $307,827 plus earnings or appreciation thereon. The retirement benefit vests ratably each year, becoming fully vested at age 65 or, if sooner, (i) upon death or permanent disability or
(ii) upon a change in control of Emerald. Rather than receiving annual payment, Mr. Ziegler may petition the Board of Directors or the appropriate committee thereof for payment of the entire retirement benefit in one lump sum. The benefit payable in the event of a change in control would also be paid in a lump sum. Likewise, under the Executive Supplemental Benefit Agreement adopted in July 1997 Mr. Ziegler may petition for full vesting of his benefits if he chooses to retire before reaching age 65.

         The Board of Directors concluded that the aggregate cost of and benefits payable under the additional Executive Supplemental Benefit Agreements of Messrs. Perciak and Ziegler and split-dollar life insurance policies are commensurate with the anticipated costs and benefits under the equity appreciation bonus that, together, they replaced. In the judgment of the Board of Directors, the foregoing compensation arrangements are more consistent with industry standards than the equity appreciation bonus and are in the best interests of The Strongsville Savings Bank and Emerald.

CHANGE-IN-CONTROL ARRANGEMENTS

         Severance Agreements

         The Strongsville Savings Bank entered into severance agreements in 1994 with four of its executive officers (including Mr. William J. Harr, Jr., an executive officer identified in the Summary Compensation Table), other than Messrs. Perciak and Ziegler. In addition, a similar severance agreement was entered into in July 1997 with three executive officers, including Ms. Deborah
A. Perciak, Vice President of The Strongsville Savings Bank and spouse of Emerald's and The Strongsville Savings Bank's President and Chief Executive Officer. Each severance agreement has a term of one year, renewable each year for an additional year upon a determination by the Board of Directors that the executive has met the performance standards and requirements of the Board. Each severance agreement terminates by its terms once the executive reaches the retirement age of 65.

         Each severance agreement provides that in the event of the involuntary termination of the executive (other than for cause), or the executive's voluntary termination for good reason, within six months after a change in control, the executive would receive a lump sum payment equal to the executive's annual base salary, plus the continuation of benefits until the earlier of the executive's employment by another employer or the expiration of twelve months from the executive's date of termination. In the event that the executive incurs legal fees or expenses in enforcing the severance agreement, Emerald or The Strongsville Savings Bank would pay all such fees and expenses if the executive prevails, and an amount up to $25,000 if the executive does not prevail. Payments to the executives under the severance agreements would not constitute excess parachute payments under the Internal Revenue Code.

         The definition in the severance agreements of "change in control" was amended in 1997. As amended, a change in control is defined in the same manner that term is defined for purposes of the Executive Supplemental Benefit Agreements. See, " - Pension and Retirement Plan Information." above.

         Executive Supplemental Benefit Agreements

         The Strongsville Savings Bank has also entered into Executive Supplemental Benefit Agreements with certain of its officers generally corresponding to the level of Vice President or above, as discussed in "Pension and Retirement Plan Information." The Executive Supplemental Benefit Agreements provide for payments to the executive officers in certain events, including involuntary termination (except for cause) or voluntary termination for good reason (defined in the same fashion as under the severance agreements) within six months after a change in control.



                           AMENDMENT OF THE COMPANY'S
                 AMENDED AND RESTATED ARTICLES OF INCORPORATION
                  TO INCREASE AUTHORIZED SHARES OF COMMON STOCK
                                  (PROPOSAL 2)

         The second proposal to be acted upon at the Meeting is a proposal to amend Article Fourth of the Company's Amended and Restated Articles of Incorporation in order to increase the number of authorized shares of Emerald Stock from 10,000,000 to 20,000,000 shares. As of January 31, 1998, there were approximately 5,075,600 shares of Emerald Stock issued and outstanding. Assuming the 1998 Stock Option and Incentive Plan is adopted at the Meeting, 250,000 shares will be reserved for issuance under the 1998 Stock Option and Incentive Plan. In addition, no shares remain for issuance under the 1994 Long-Term Incentive Plan.

GENERAL

         If the proposed amendment is approved by the shareholders, a total of 20,000,000 shares of Emerald Stock will be authorized for issuance. The purpose of seeking approval to increase authorized shares is to provide additional authorized shares of Emerald Stock for possible use in connection with future financings, investment opportunities, acquisitions, employee benefit or dividend reinvestment plan distributions, other distributions, such as stock dividends or stock splits, or for other corporate purposes.

         Authorized shares of Emerald Stock that are not issued or reserved for issuance generally may be issued by the Company without any further action of the shareholders. The additional authorized shares would enable the Company to take advantage of market conditions to raise additional equity capital or issue shares in connection with acquisitions without the delay and expense associated with the holding of a shareholders' meeting to obtain approval for authorization of additional shares. Unless required by law, regulatory authorities, or the rules of any stock exchange on which the Company's securities may then be listed or the rules of any national securities association on whose system Emerald Stock may then be traded, no further authorization by vote of shareholders would be required for any such share issuances.

         The availability of authorized but unissued shares will enable the Company to take advantage of market conditions by issuing stock as conditions warrant, including issuance of stock as a dividend or in connection with a stock split. As a general proposition, a stock split or the issuance of new shares as stock dividends could reduce the per share market price of each outstanding share, potentially stimulating additional investor interest due to the reduced per share price.

         The availability of authorized but unissued shares will enable the Company to issue stock in connection with a public or private stock offering. Shareholders do not have preemptive rights and therefore would not have a right of first refusal to purchase any of the additional authorized shares of Emerald Stock that may be offered and sold hereafter. The Company currently has no plans to issue additional shares in a private or public stock offering, in connection with any acquisitions or otherwise.

CERTAIN EFFECTS OF THE PROPOSED AMENDMENT

         The increased availability for issuance of shares of Emerald Stock also could enable the Board of Directors to render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer or other change-in-control transaction. For example, the issuance of shares of Emerald Stock in a public or private sale, merger or similar transaction would increase the number of outstanding shares, diluting the interest of a party attempting to obtain control of the Company. Authorized but unissued shares of Emerald Stock may be used to render more difficult or discourage an attempt to change control of the Company, even under circumstances in which shareholders believe such a change in control to be in their best interests. The Company is not aware of any attempt, whether formal or informal, to acquire a controlling interest in the Company.

VOTE REQUIRED

         Under Ohio General Corporation Law, the affirmative vote of two thirds of a corporation's shareholders is generally necessary in order to amend the corporation's articles of incorporation and in order to take certain other significant corporate actions, unless the corporation's articles of incorporation provide for a lesser vote requirement. The Company's Amended and Restated Articles of Incorporation do not provide for a lesser vote requirement. Accordingly, amendment of Article Fourth of the Company's Amended and Restated Articles of Incorporation for the purpose of increasing authorized shares of Common Stock will require the affirmative vote of the holders of a two thirds of the Company's issued and outstanding shares of Common Stock.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" ADOPTION OF THE AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED ARTICLES OF INCORPORATION IN ORDER TO INCREASE AUTHORIZED SHARES.



              ADOPTION OF THE 1998 STOCK OPTION AND INCENTIVE PLAN
                                  (PROPOSAL 3)
GENERAL

         The 1998 Stock Option and Incentive Plan (the "Plan" or the "Stock Option Plan") has been adopted by the Board of Directors of the Company, effective upon approval by shareholders at the Meeting.

         A total of 250,000 shares of Emerald Stock will be reserved for issuance under the Stock Option Plan. In addition, the Stock Option Plan will include any shares surrendered to the Company in payment of the exercise price of options or stock appreciation rights issued under the Stock Option Plan. No shares currently remain reserved for issuance under Emerald's 1994 Long-Term Incentive Plan. The 1994 Long-Term Incentive Plan will not be affected in any way by adoption of the 1998 Stock Option and Incentive Plan. Subject to availability of shares, options may continue to be granted and other awards may continue to be made under the terms of the 1994 Long-Term Incentive Plan until termination of the 1994 Long-Term Incentive Plan. By its terms, the 1994 Long-Term Incentive Plan will terminate in the year 2004 on the tenth anniversary of adoption of the 1994 Long-Term Incentive Plan (but outstanding options granted thereunder may be exercised after termination of the 1994 Long-Term Incentive Plan, within the term of such options).

         The Board of Directors believes that it is appropriate for the Company to adopt a flexible and comprehensive stock option and incentive plan. The Plan will permit the granting of a variety of long-term incentive awards to directors, officers and employees as a means of enhancing and encouraging the recruitment and retention of those individuals on whom the continued success of the Company depends. The Board of Directors has approved the Stock Option Plan in order to enhance the performance of the Company, to provide the opportunity for directors, officers and employees to realize capital appreciation in exchange for their contributions to the Company and The Strongsville Savings Bank and to more thoroughly align the interests of directors, officers and employees with the interests of shareholders generally. Because options granted under the Stock Option Plan will be granted only to persons affiliated with the Company as directors, officers or employees, the adoption of the Stock Option Plan could make it more difficult for a third party to acquire control of the Company and therefore could discourage offers for Emerald Stock that may be viewed by the Company's shareholders to be in their best interest.

         Attached as Appendix A to this Proxy Statement is the complete text of the Stock Option Plan. The principal features of the Stock Option Plan are summarized below.

AWARDS UNDER THE PLAN

         The Stock Option Plan provides for awards in the form of stock options, stock appreciation rights ("SARs"), other securities and property and restricted stock. Each award shall be on such terms and conditions, consistent with the Stock Option Plan, as the committee administering the Stock Option Plan may determine.

         Any shares subject to an award which expires or is terminated unexercised will again be available for issuance under the Stock Option Plan or any other plan of the Company or its subsidiaries. Generally, no award or any right or interest therein is assignable or transferable except under certain limited exceptions set forth in the Plan.

         The Stock Option Plan will be administered by the Stock Option Committee of the Board of Directors of the Company. Directors Bohnert, Fraunfelder and Goist have been appointed as the present members of the Stock

Option Committee. Pursuant to the terms of the Stock Option Plan, any director, officer or employee of the Company or its affiliates is eligible to participate in the Stock Option Plan, a group consisting of approximately 135 persons. In granting awards under the Stock Option Plan, the Stock Option Committee will consider, among other things, position and years of service, value of the participant's services to the Company and its subsidiaries and the responsibilities of such individuals as directors, officers and employees.

STOCK OPTIONS

         The term of stock options will not exceed 10 years from the date of grant. The Committee may grant either "Incentive Stock Options" as defined under
Section 422 of the Code or stock options not intended to qualify as such ("Non-Qualified Stock Options").

         In general, stock options will not be exercisable after the expiration of their terms. Unless otherwise determined by the Committee, in the event that a participant terminates service to the Company or one of its affiliates for any reason other than termination for cause, an exercisable stock option will continue to be exercisable for three months, but in no event after the expiration date of the option. A stock option will automatically terminate and will no longer be exercisable as of the date a participant is terminated for cause.

         Stock Options and SARs Generally

         The exercise price for the purchase of shares subject to a stock option may not be less than 100% of the fair market value of the shares covered by the option on the date of grant. The exercise price may be paid in cash or shares of common stock or other awards, or a combination thereof. Because Emerald Stock is traded on the Nasdaq National Market, the Stock Option Plan provides that the exercise price of options will be determined by reference to the average of bid and asked prices reported on the Nasdaq National Market. As of January 30, 1998, the fair market value of Emerald Stock was $23.00 per share.

         The Committee will have authority to prescribe the terms and conditions of Options and SARs, including (i) the exercise price of any Option or SAR, provided that the exercise price cannot be less than the fair market value of Emerald Stock on the date of grant of the Option or SAR, (ii) the number of shares of Emerald Stock subject to, and the expiration date of, any Option or SAR, provided that the expiration date cannot be more than ten years from the date of grant, (iii) the manner, time and rate (cumulative or otherwise) of exercise of such Option or SAR, and (iv) the restrictions, if any, to be placed upon Options or SARs or upon shares which may be issued upon exercise of an Option or SAR. No individual may be granted awards under the Plan with respect to more than 125,000 of the total shares subject to the Plan. No awards will begin vesting and become exercisable earlier than one year from the date the Plan is approved by shareholders of the Company.

         In general, a recipient of an Option or SAR must have maintained continuous service with the Company or The Strongsville Savings Bank since the date of grant of the Option or SAR in order to exercise the Option or SAR. Payment of the exercise price of an Option or SAR can be made either (i) in cash or (ii) by delivering (A) shares of Emerald Stock already owned that have a fair market value equal to the exercise price or (B) a combination of cash and Emerald Stock.

         If an individual to whom an Option or SAR was granted ceases to maintain continuous service for any reason (excluding death or disability and termination of employment by the Company or The Strongsville Savings Bank for cause), that individual may exercise the Option or SAR (to the extent that the Option or SAR is exercisable at that time) at any time within three months after cessation of service, unless the Committee otherwise provides in the instrument evidencing the grant of the Option or SAR. If the individual ceases to maintain continuous service because of death or disability then, unless the Committee otherwise provides in the instrument evidencing the Option or SAR, all of his or her Options and SARs become exercisable in full remain exercisable (i) in the event of death for a period of one year (but in no event later than ten years from the date of grant of the Option or SAR) and (ii) in the event of disability for a period of three months. If the service of an individual is terminated for cause, all rights under his or her Options or SARs expire immediately upon such termination.

         The 1993 Omnibus Budget Reconciliation Act ("OBRA") became law in August, 1993. Under the new law, publicly held companies may be limited as to income tax deductions to the extent total remuneration (including stock option exercises) for certain executive officers exceeds $1 million in any one year. However, OBRA provides an exception for "performance-based" remuneration, including stock options. The new law requires that certain actions must be taken by a compensation committee of two or more outside directors and that the material terms of such remuneration must be approved by a majority vote of the shareholders in order for stock options to qualify as "performance-based" remuneration.

         To ensure that stock options are treated as "performance-based" compensation, Internal Revenue Service regulations issued in December, 1993 require a stock option grant to be made by the company's compensation committee of two or more outside directors; the plan to include a per-employee limitation on the number of shares for which options may be granted during a specified period; and the exercise price of the option to be no less than the fair market value of the stock on the date of the grant. As designed, the Stock Option Plan provides that the maximum number of shares of Stock with respect to which an award may be granted to an individual participant (i) in any one calendar year is 50,000 and (ii) over the life of the Stock Option Plan is 125,000. The Stock Option Plan has also been designed to comply with the other OBRA restrictions noted herein. As such, shareholder approval of the Stock Option Plan should qualify the Company for deductions of employees' compensation attributable to stock option exercises by named executive officers in future taxable years.

         Incentive Stock Options

         An Incentive Stock Option may not be transferred by the holder thereof except by will or the laws of descent and distribution, and the Incentive Stock Option will be exercisable during the holder's lifetime only. No Incentive Stock Option may be granted to any individual who, at the time such Incentive Stock Option is granted, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company unless (i) the exercise price of the Incentive Stock Option is at least 110 percent of the Stock's fair market value per share at the date of grant and (ii) the Incentive Stock Option is not exercisable after the expiration of five years from the date of grant. The aggregate fair market value (determined as of the time any Incentive Stock Option is granted) of the shares of Stock with respect to which Incentive Stock Options are exercisable for the first time by a recipient of an Incentive Stock Option award in any calendar year may not exceed $100,000.

         No grants of Incentive Stock Options have been made under the 1998 Stock Option Plan.

STOCK APPRECIATION RIGHTS

         The Stock Option Committee may grant SARs at any time, whether or not the participant then holds stock options, granting the right to receive the excess of the market value of the shares represented by the SARs on the date exercised over the exercise price. SARs generally will be subject to the same terms and conditions and exercisable to the same extent as stock options, as described above. Upon the exercise of a SAR, the participant will receive the amount due in cash or shares, or a combination of both, as determined by the Stock Option Committee. SARs may be related to stock options ("tandem SARs"), in which case the exercise of one will reduce to that extent the number of shares represented by the other.

         No grants of SARs have been made under the 1998 Stock Option Plan.

RESTRICTED STOCK

         The Stock Option Committee may grant Restricted Stock, subject to such restrictions as the Stock Option Committee may impose. The holder of Restricted Stock may have all of the rights of a shareholder, including the right to receive dividends and the right to vote the shares. Unless otherwise determined by the Stock Option Committee, all unvested shares of Restricted Stock are forfeited upon termination of service of the recipient.

         The Stock Option Committee may, in its discretion, accelerate the time at which any or all restrictions will lapse, or may remove any or all of the restrictions. Restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Stock Option Committee may deem appropriate.

         No awards of Restricted Stock have been made under the 1998 Stock Option Plan.

PERFORMANCE AWARDS

         The Committee may award Long-Term Performance Awards to participants in the Stock Option Plan, either in conjunction with or separate from other awards or grants under the Plan. Long-Term Performance Awards are payable based on the attainment of performance goals within a period of time (the "performance period"). The Committee determines the objective standards used to measure the amount payable pursuant to a Long-Term Performance Award, the length of the performance period (which must be at least two(2) years), and the extent to which the participant has earned any amount. Any amount earned under a Long-Term Performance Award is payable in Stock or cash as determined by the Committee.

         A participant who separates from employment with The Strongsville Savings Bank or Company as a result of death, disability or retirement prior to the end of a performance period may earn a portion of the amount payable under a Long-Term Performance award based in part on the participant's performance during the performance period through separation. A participant who separates from employment for any other reason is not entitled to any payment under a Long-Term Performance Award, except as noted below.

         No Long-Term Performance Awards have been made under the 1998 Stock Option Plan.

EFFECT OF MERGER AND OTHER ADJUSTMENTS

         Shares as to which awards may be granted under the Stock Option Plan, and shares then subject to awards, will be adjusted by the Committee in the event of any merger, consolidation, reorganization, recapitalization, stock dividend, stock split or other change in the corporate structure of the Company.

         In the case of any merger, consolidation or combination of the Company in which the Company is not the continuing company or its outstanding shares are converted into or exchanged for different securities, cash or property, or any combination thereof, any participant to whom a stock option or SAR has been granted will have the right upon exercise of the option or SAR to an amount equal to the excess of the market value on the date of exercise of the consideration receivable in the merger, consolidation or combination with respect to the shares covered or represented by the stock option or SAR over the exercise price of the option or SAR multiplied by the number of shares with respect to which the option or SAR has been exercised.

         The restricted period with respect to an award of Restricted Stock will lapse, and the stock will become fully vested, after a change in control of the Company. A change in control will be deemed to occur when (i) a person or group becomes the beneficial owner of shares of the Company representing 25% or more of the total number of votes which may be cast for the election of the Board of Directors of the Company, (ii) in connection with any tender or exchange offer (other than an offer by the Company), merger or other business combination, sale of assets or contested election, or combination of the foregoing, the persons who are Directors of the Company cease to be a majority of the Board of Directors, or (iii) shareholders of the Company approve a transaction pursuant to which the Company will cease to be an independent company or pursuant to which substantially all of its assets will be sold.

         In addition, unless the Stock Option Committee provides otherwise, in the event of a tender or exchange offer (other than an offer made by the Company) or if the event specified in clause (iii) above occurs, all outstanding stock options and SARs not fully exercisable will become exercisable in full.

AMENDMENT AND TERMINATION

         The Board of Directors of the Company may at any time amend, suspend or terminate the Stock Option Plan or any portion thereof. However, without the prior approval of the shareholders, the Board of Directors may not adopt any amendment that (i) increases the aggregate number of shares with respect to which awards may be made under the Plan (except pursuant to Section 11, which section provides for adjustments in the event of changes in the Company's capitalization), (ii) materially increases the benefits accruing to Plan participants, (iii) materially changes the requirements as to eligibility for participation in the Plan or (iv) changes the class of persons eligible to participate in the Plan. In addition, the Board of Directors generally may not impair the rights of any Plan participant, without his or her consent, in any award made pursuant to the Plan.

FEDERAL INCOME TAX CONSEQUENCES

         Under present federal income tax laws, awards under the Stock Option Plan will have the following consequences:

(1) The grant of an award, by itself, will generally neither result in the recognition of taxable income to the participant nor entitle the Company to a deduction at the time of such grant.

(2) In order to qualify as an "Incentive Stock Option," a stock option awarded under the Stock Option Plan must meet the conditions contained in Section 422 of the Code, including the requirement that the shares acquired upon the exercise of the stock option be held for one year after the date of exercise and two years after the grant of the option (the "ISO Holding Period"). Upon the disposition of shares of stock acquired pursuant to the exercise of an Incentive Stock Option which satisfies the requisite ISO Holding Period, the optionee will recognize capital gain or loss, as the case may be, measured by the difference between the stock's selling price and the exercise price. The Company is not entitled to any tax deduction by reason of the grant or exercise of an Incentive Stock Option, or by reason of a disposition of stock received upon exercise of an Incentive Stock Option if the ISO Holding Period is satisfied. Different rules apply if the optionee disposes of the shares of stock acquired pursuant to the exercise of an Incentive Stock Option before the expiration of the ISO Holding Period. Option grants for shares which are exercisable for the first time by an optionee during any calendar year (under all plans of the Company and any parent corporation or subsidiary of the Company), which have a fair market value in excess of $100,000, shall be treated as options which are not Incentive Stock Options, and will be subject to the same tax treatment as for the grant of nonqualified stock options, as discussed below.

(3) The exercise of a stock option which is not an Incentive Stock Option will result in the recognition of ordinary income by the participant on the date of exercise in an amount equal to the difference between the exercise price and the fair market value on the date of exercise of the shares acquired pursuant to the stock option. The Company, in computing its federal income tax, will generally be entitled to a deduction in an amount equal to the compensation taxable to the options in the Company's taxable year in which the amount is included as income to the optionee.

(4) The exercise of an SAR will result in the recognition of ordinary income by the participant on the date of exercise in an amount of cash, and/or the fair market value on that date of the shares, acquired pursuant to the exercise.

(5) Holders of Restricted Stock will recognize ordinary income on the date that the Restricted Stock is no longer subject to a substantial risk of forfeiture, in an amount equal to the fair market value of the shares on that date. In certain circumstances, a holder may elect to recognize ordinary income and determine such fair market value on the date of the grant of the Restricted Stock. Holders of Restricted Stock will also recognize ordinary income equal to their dividend or dividend equivalent payments when such payments are received. Generally, the amount of income recognized by participants will be a deductible expense for tax purposes for the Company.

(6) The Company will be allowed a deduction at the time, and in the amount of, any ordinary income recognized by the participant under the various circumstances described above, provided that the Company meets its federal withholding tax obligations.

VOTE REQUIRED

         A majority of the voting power of Emerald Stock is necessary in order to adopt the Company's 1998 Stock Option and Incentive Plan.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" ADOPTION OF THE 1998 STOCK OPTION AND INCENTIVE PLAN.


               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
                                  (PROPOSAL 4)

         The Board of Directors has appointed the firm of KPMG Peat Marwick LLP as the Company's auditors for the fiscal year ending December 31, 1998, subject to ratification of such appointment by the shareholders. KPMG Peat Marwick LLP has acted as Emerald's independent auditors since September 17, 1997. Unless otherwise indicated, properly executed proxies will be voted in favor of ratifying the appointment of KPMG Peat Marwick LLP, independent certified public accountants, to audit the financial records and accounts of the Company for the fiscal year ending December 31, 1998.

         Effective September 17, 1997, the engagement of Deloitte & Touche LLP as the Company's independent auditors was terminated by the Company. The decision to change accountants was approved by the Board of Directors upon the recommendation of the Audit Committee. The audit reports of Deloitte & Touche LLP on the consolidated financial statements of the Company and subsidiaries as of and for the years ended December 31, 1996 and 1995 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. In connection with the audits of the two fiscal years ended December 31, 1996 and the subsequent interim period through September 17, 1997, there were no disagreements with Deloitte & Touche LLP on any matter of accounting principle or practices, financial statement disclosure or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused Deloitte & Touche LLP to reference to the subject matters of the disagreements in connection with Deloitte & Touche LLP's opinion. Additionally, there were no disagreements with Deloitte & Touche LLP regarding any of these matters, either those resolved to their satisfaction or those not resolved to their satisfaction. None of the events listed in Item 304(a)(1)(v)(A) through (D) of the Securities and Exchange Commission's Regulation S-K occurred during the fiscal years ended December 31, 1995 or 1996 or the subsequent interim period from January 1, 1997 through September 17, 1997. During the fiscal years ended December 31, 1995 and 1996 and the subsequent interim period from January 1, 1997 through September 17, 1997, there was no consultation with

KPMG Peat Marwick LLP regarding: (1) application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements; or (2) any matter that was the subject of disagreement (as defined in paragraph 304(a)(1)(iv) of the Securities and Exchange Commission's Regulation S-K) or a reportable event (as defined in paragraph 304(a)(1)(v) of Regulation S-K).

         Representatives of KPMG Peat Marwick LLP, which has acted as independent auditors of the Company since September 17, 1997, will be present at the Meeting. They will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions. Ratification of the appointment of auditors requires the affirmative vote of a majority of the votes actually cast at the Meeting.


THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS THE COMPANY'S AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1998



                    TRANSACTIONS WITH CERTAIN RELATED PERSONS

         The Strongsville Savings Bank refers certain title insurance business to National Land Title Insurance Company ("National Land") and City Title Company Agency, Inc. ("City Title"). Joseph and Michael Dzurilla, the adult sons of Director Joan M. Dzurilla, own the stock of NLTI Financial, a holding company which owns 100% of National Land. City Title is a real estate title insurance agency wholly owned by National Land. City Title performs title searches, title examinations and insurability determinations related to title insurance commitments for mortgage loan transactions insured by National Land. City Title and National Land are each charging for title business work at a rate consistent with the standards for that industry.

         During 1997, City Title performed services related to loan transactions such as title insurance and commitments, title examinations, and post-closing services. Borrowers of The Strongsville Savings Bank paid City Title $198,561.93 during 1997 for services related to the loan transactions.

         Some of the directors and officers, as well as firms and companies with which they are associated, are and have been customers of The Strongsville Savings Bank, and as engaged in various banking transactions with The Strongsville Savings Bank in 1997. Loan transactions with these persons were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, prevailing at the time for comparable transactions with others, and did not present more than a normal risk of collectibility or other unfavorable features.


                COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, as well as persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Emerald Stock and other equity securities of the Company. Based solely on review of the copies of such reports furnished to the Company and written representations to the Company, to the Company's knowledge all Section 16(a) filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners were complied with during the fiscal year ended December 31, 1997.


                              SHAREHOLDER PROPOSALS

         In order to be eligible for inclusion in the Company's proxy materials for the 1998 Annual Meeting of Shareholders, any shareholder proposal to take action at such meeting must be received at the Company's executive offices, 14092 Pearl Road, Strongsville, Ohio 44136, no later than November 20, 1998. Any such proposal shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934.


                                  OTHER MATTERS

         The Board of Directors is not aware of any business to come before the Meeting other than the matters discussed in this Proxy Statement. However, if any other matters should properly come before the Meeting, it is intended that holders of the proxies will act in accordance with their best judgment. The Company's Code of Regulations places restrictions on presentation at any shareholders' meeting of new business that has not been stated in writing and filed in advance with the secretary of the Company.

         The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Stock. In addition to solicitation by mail, directors, officers and regular employees of the Company or The Strongsville Savings Bank may solicit proxies personally or by telephone, without additional compensation. [The Company has engaged the services of D.F. King & Company, Inc. to assist in the solicitation of proxies at an anticipated cost of $2,000.00 plus expenses.]

Strongsville, Ohio
March 20, 1998

                            EMERALD FINANCIAL CORP.                   APPENDIX A
                      1998 STOCK OPTION AND INCENTIVE PLAN

         1. Plan Purpose. The purpose of the Plan is to promote the long-term interests of the Corporation and its shareholders by providing a means for attracting and retaining directors, officers and employees of the Corporation and its Affiliates. It is intended that designated Options granted pursuant to the provisions of this Plan to persons employed by the Corporation or its Affiliates will qualify as Incentive Stock Options. Options granted to persons who are not employees will be Non-Qualified Stock Options.

         2. Definitions. The following definitions are applicable to the Plan:

         "Affiliate" - means any "parent corporation" or "subsidiary corporation" of the Corporation, as such terms are defined in Section 424(e) and
(f), respectively, of the Code.

         "Award" - means the grant of an Incentive Stock Option, a Non-Qualified Stock Option, a Stock Appreciation Right, Restricted Stock or other property or securities, or any combination thereof, as provided in the Plan.

         "Award Agreement" - means the agreement evidencing the grant of an Award made under the Plan.

         "Bank" - means The Strongsville Savings Bank, and any successor entity.

         "Cause" or "cause" - means, in connection with termination or cessation of service as a director, officer or employee of the Corporation or an Affiliate, personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties or gross negligence.

         "Code" - means the Internal Revenue Code of 1986, as amended.

         "Committee" - means the Committee referred to in Section 3 hereof.

         "Continuous Service" - means the absence of any interruption or termination of service as a director, officer or employee of the Corporation or an Affiliate, except that when used with respect to persons granted an Incentive Option "Continuous Service" means the absence of any interruption or termination of service as an employee of the Corporation or an Affiliate. Service shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Corporation or in the case of transfers between payroll locations of the Corporation or between the Corporation, its parent, its subsidiaries or its successor.

         "Corporation" - means Emerald Financial Corp., an Ohio corporation, or any successor thereto as provided in Section 19 herein.

         "Employee" - means any person, including an officer or director, who is employed by the Corporation or any Affiliate.

         "ERISA" - means the Employee Retirement Income Security Act of 1974, as amended.

         "Exercise Price" - means (i) in the case of an Option, the price per Share at which the Shares subject to such Option may be purchased upon exercise of such Option and (ii) in the case of a Right, the price per Share which, upon grant, the Committee determines shall be used to calculate the aggregate value a Participant shall be entitled to receive pursuant to Sections 9 or 12 hereof upon exercise of such Right.

         "Incentive Stock Option" - means an option to purchase Shares granted by the Committee pursuant to Section 6 hereof which is subject to the limitations and restrictions of Section 8 hereof and is intended to qualify under Section 422 of the Code. Unless otherwise set forth in the Award Agreement, any Option that does not qualify as an Incentive Stock Option for any reason shall be deemed a Non-Qualified Stock Option.

         "Market Value" - means the average of the high and low quoted sales prices on the date in question (or, if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) of a Share on the Composite Tape for the New York Stock Exchange-Listed Stocks, or, if on such date the Shares are not quoted on the Composite Tape, on the New York Stock Exchange, or, if the Shares are not listed or admitted to trading on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which the Shares are listed or admitted to trading, or, if the Shares are not listed or admitted to trading on any such exchange, the mean between the closing high bid and low asked quotations with respect to a Share on such date on the National Association of Securities Dealers, Inc., Automated Quotations System, or any similar system then in use, or, if no such quotations are available, the fair market value on such date of a Share as the Board of Directors shall determine.

         "Non-Employee Director" - means a director who (a) is an outside director, as defined in Section 162(m) of the Code, and (b) is a Non-Employee Director, as defined in Rule 16b-3(b)(3) of the Securities and Exchange Commission or any successor rule thereto.

         "Non-Qualified Stock Option" - means an option to purchase Shares granted by the Committee pursuant to Section 6 hereof which does not qualify, for any reason, as an Incentive Stock Option under Section 422(b) of the Code.

         "Option" - means an Incentive Stock Option or a Non-Qualified Stock Option.

         "Participant" - means any director, officer or employee of the Corporation or any Affiliate who is selected by the Committee to receive an Award.

         "Plan" - means the 1998 Stock Option and Incentive Plan of the Corporation.

         "Related" - means (i) in the case of a Right, a Right which is granted in connection with, and to the extent exercisable, in whole or in part, in lieu of, an Option or another Right and (ii) in the case of an Option, an Option which is granted in connection with, and to the extent exercisable, in whole or in part, in lieu of, a Right or another Option.

         "Restricted Stock" - means Shares awarded to a Participant by the Committee pursuant to Section 10(a) hereof.

         "Right" - means a Stock Appreciation Right.

         "Shares" - means the shares of Common Stock of the Corporation, without par value.

         "Stock Appreciation Right" - means a stock appreciation right with respect to Shares granted by the Committee pursuant to the Plan.

         3. Administration. The Plan shall be administered by a Committee consisting of two or more members, each of whom shall be a Non-Employee Director. The members of the Committee shall be appointed from time to time by the Board of Directors of the Corporation and shall serve at the discretion of the Board of Directors. Except as limited by the express provisions of the Plan or by resolutions adopted by the Board of Directors of the Corporation, the Committee shall have sole and complete authority and discretion to (i) select Participants and grant Awards; (ii) determine the number of Shares to be subject to types of Awards generally, as well as to individual Awards granted under the Plan; (iii) determine the terms and conditions upon which Awards shall be granted under the Plan; (iv) prescribe the form and terms of instruments evidencing such grants; and (v) establish from time to time regulations for the administration of the Plan, interpret the Plan, and make all determinations deemed necessary or advisable for the administration of the Plan.

         Without in any way limiting the authority of the Committee under the terms of the Plan, the Committee may provide in any Award Agreement that the recipient of the Award shall maintain in confidence the amount and terms of his or her award, except as disclosure thereof may be required under applicable law. An Award shall be subject to forfeiture at the Committee's discretion for violation of the confidentiality provisions of an Award Agreement, except insofar as such Award relates to Options or Rights that have been exercised or Shares that have become vested by lapse of any applicable restrictions.

         A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee without a meeting, shall be acts of the Committee.

         4. Eligibility. The Committee may select from time to time Participants in the Plan from those directors, officers and employees of the Corporation or its Affiliates who, in the opinion of the Committee, are responsible for or contribute to the management, growth and profitability of the Corporation and its Affiliates. Subject to adjustment as set forth in Section 11, the maximum number of Shares subject to an Award granted to any individual Participant in any calendar year shall be Fifty Thousand (50,000) Shares.

         5. Shares Subject to Plan. Subject to adjustment by the operation of
Section 11 hereof, the maximum number of Shares with respect to which Awards may be made under the Plan is 250,000, plus any Shares surrendered to the Corporation in payment of the exercise price of Options or Rights issued under the Plan. The Shares with respect to which Awards may be made under the Plan may be authorized and unissued shares or issued shares heretofore or hereafter reacquired and held as treasury shares. Shares that are subject to Related Rights and Related Options shall be counted only once in determining whether the maximum number of Shares with respect to which Awards may be granted under the Plan has been exceeded. An Award shall not be considered to have been made under the Plan with respect to any Option or Right that terminates. New Awards may be granted under the Plan with respect to the number of Shares as to which such termination has occurred.

         6. General Terms and Conditions of Options and Rights. The Committee shall have full and complete authority and discretion, except as expressly limited by the Plan, to grant Options and/or Rights and to provide the terms and conditions (which need not be identical among Participants) thereof. In particular, the Committee shall prescribe the following terms and conditions:
(i) the Exercise Price of any Option or Right, which shall not be less than the Market Value per Share at the date of grant of such Option or Right, (ii) the number of Shares subject to, and the expiration date of, any Option or Right, which expiration date shall not exceed ten years from the date of grant, (iii) the manner, time and rate (cumulative or otherwise) of exercise of such Option or Right, and (iv) the restrictions, if any, to be placed upon such Option or Right or upon Shares which may be issued upon exercise of such Option or Right. Notwithstanding the foregoing, subject to adjustment by the operation of Section 11 hereof, no individual shall be granted Awards with respect to more than 125,000 of the total shares subject to the Plan. No Awards shall vest and become exercisable earlier than one year from the date the Plan is approved by shareholders of the Corporation.

         Furthermore, at the time of any Award, the Participant shall enter into an agreement with the Corporation in a form specified by the Committee, agreeing to the terms and conditions of the Award and such other matters as the Committee, in its sole discretion, shall determine (the "Option Agreement").

         7. Exercise of Options or Rights.

         (a) Except as provided herein, an Option or Right granted under the Plan shall be exercisable during the lifetime of the Participant to whom such Option or Right was granted only by such Participant and, except as provided in paragraphs (c) and (d) of this Section 7, no such Option or Right may be exercised unless at the time such Participant exercises such Option or Right, such Participant has maintained Continuous Service since the date of grant of such Option or Right.

         (b) To exercise an Option or Right under the Plan, the Participant to whom such Option or Right was granted shall give written notice to the Corporation in form satisfactory to the Committee (and, if partial exercises have been permitted by the Committee, by specifying the number of Shares with respect to which such Participant elects to exercise such Option or Right) together with full payment of the Exercise Price, if any and to the extent required. The date of exercise shall be the date on which such notice is received by the Corporation. Payment, if any is required, shall be made either
(i) in cash (including check, bank draft or money order) or (ii) by delivering
(A) Shares already owned by the Participant and having a fair market value equal to the applicable exercise price, such fair market value to be determined in such appropriate manner as may be provided by the Committee or as may be required in order to comply with or to conform to requirements of any applicable laws or regulations, or (B) a combination of cash and such Shares.

         (c) If a Participant to whom an Option or Right was granted shall cease to maintain Continuous Service for any reason (excluding death or disability and termination of employment by the Corporation or any Affiliate for cause), such Participant may, but only within the period of three months immediately succeeding such cessation of Continuous Service and in no event after the expiration date of such Option or Right, exercise such Option or Right to the extent that such Participant was entitled to exercise such Option or Right at the date of such cessation; provided, however, that such right of exercise after cessation of Continuous Service shall not be available to a Participant if the Committee otherwise determines and so provides in the applicable instrument or instruments evidencing the grant of such Option or Right. If a Participant to whom an Option or Right was granted shall cease to maintain Continuous Service by reason of death or disability then, unless the Committee shall have otherwise provided in the instrument evidencing the grant of an Option or Stock Appreciation Right, all Options and Rights granted and not fully exercisable shall become exercisable in full upon the happening of such event and shall remain so exercisable (i) in the event of death for the period described in paragraph (d) of this Section 7 and (ii) in the event of disability for a period of three months following such date. If the Continuous Service of a Participant to whom an Option or Right was granted by the Corporation is terminated for cause, all rights under any Option or Right of such Participant shall expire immediately upon the giving to the Participant of notice of such termination.

         (d) In the event of the death of a Participant while in the Continuous Service of the Corporation or an Affiliate or within the three month period referred to in paragraph (c) of this Section 7, the person to whom any Option or Right held by the Participant at the time of his death is transferred by will or the laws of descent and distribution, or in the case of an Award other than an Incentive Stock Option, pursuant to a qualified domestic relations order, as defined in the Code or Title 1 of ERISA or the rules thereunder may, but only to the extent such Participant was entitled to exercise such Option or Right as set forth in paragraph (c) of this Section 7, exercise such Option or Right at any time within a period of one year succeeding the date of death of such Participant, but in no event later than ten years from the date of grant of such Option or Right. Following the death of any Participant to whom an Option was granted under the Plan, irrespective of whether any Related Right shall have been granted to the Participant or whether the person entitled to exercise such Related Right desires to do so, the Committee may, as an alternative means of settlement of such Option, elect to pay to the person to whom such Option is transferred by will or by the laws of descent and distribution, or in the case of an Option other than an Incentive Stock Option, pursuant to a qualified domestic relations order, as defined in the Code or Title I of ERISA or the rules there under, the amount by which the Market Value per Share on the date of exercise of such Option shall exceed the Exercise Price of such Option, multiplied by the number of Shares with respect to which such Option is properly exercised. Any such settlement of an Option shall be considered an exercise of such Option for all purposes of the Plan.

         8. Incentive Stock Options. Incentive Stock Options may be granted only to Participants who are Employees. Any provision of the Plan to the contrary notwithstanding, (i) no Incentive Stock Option shall be granted more than ten years from the date the Plan is adopted by the Board of Directors of the Corporation and no Incentive Stock Option shall be exercisable more than ten years from the date such Incentive Stock Option is granted, (ii) the Exercise Price of any Incentive Stock Option shall not be less than the Market Value per Share on the date such Incentive Stock Option is granted, (iii) any Incentive Stock Option shall not be transferable by the

Participant to whom such Incentive Stock Option is granted other than by will or the laws of descent and distribution, and shall be exercisable during such Participant's lifetime only by such Participant, (iv) no Incentive Stock Option shall be granted to any individual who, at the time such Incentive Stock Option is granted, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Corporation or any Affiliate unless the Exercise Price of such Incentive Stock Option is at least 110 percent of the Market Value per Share at the date of grant and such Incentive Stock Option is not exercisable after the expiration of five years from the date such Incentive Stock Option is granted, and (v) the aggregate Market Value (determined as of the time any Incentive Stock Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant in any calendar year shall not exceed $100,000.

         9. Stock Appreciation Rights. A Stock Appreciation Right shall, upon its exercise, entitle the Participant to whom such Stock Appreciation Right was granted to receive a number of Shares or cash or combination thereof, as the Committee in its discretion shall determine, the aggregate value of which (i.e., the sum of the amount of cash and/or Market Value of such Shares on date of exercise) shall equal (as nearly as possible, it being understood that the Corporation shall not issue any fractional shares) the amount by which the Market Value per Share on the date of such exercise shall exceed the Exercise Price of such Stock Appreciation Right, multiplied by the number of Shares with respect of which such Stock Appreciation Right shall have been exercised. A Stock Appreciation Right may be Related to an Option or may be granted independently of any Option as the Committee shall from time to time in each case determine. At the time of grant of an Option the Committee shall determine whether and to what extent a Related Stock Appreciation Right shall be granted with respect thereto; provided, however, and notwithstanding any other provision of the Plan, that if the Related Option is an Incentive Stock Option, the Related Stock Appreciation Right shall satisfy all the restrictions and limitations of Section 8 hereof as if such Related Stock Appreciation Right were an Incentive Stock Option and as if other rights which are Related to Incentive Stock Options were Incentive Stock Options. In the case of a Related Option, such Related Option shall cease to be exercisable to the extent of the Shares with respect to which the Related Stock Appreciation Right was exercised. Upon the exercise or termination of a Related Option, any Related Stock Appreciation Right shall terminate to the extent of the Shares with respect to which the Related Option was exercised or terminated.

         10.  Restricted Stock and Performance Awards.

         (a) Restricted Stock. The Committee is hereby authorized to grant Awards of Restricted Stock to Participants with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

         (i) Restrictions. Shares of Restricted Stock shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property with respect thereto), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Committee may deem appropriate.

         (ii) Stock Certificates. Any Restricted Stock granted under the Plan shall be evidenced by issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Corporation. Such certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the restrictions applicable to such Restricted Stock.

         (iii) Forfeiture; Delivery of Shares. Except as otherwise determined by the Committee, upon Termination of Service during the applicable restriction period, all Shares of Restricted Stock at such time subject to restriction shall be forfeited to the Corporation; provided, however, that the Committee may waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock. Shares representing Restricted Stock that is no longer subject to restrictions shall be delivered to the holder thereof promptly after the applicable restrictions lapse or are waived.

         (b) Performance Awards. The Committee is hereby authorized to grant performance Awards to Participants subject to the terms of the Plan and any applicable Award Agreement. A performance Award granted under the Plan (i) may be denominated or payable in cash, Shares (including, without limitation, Restricted Stock), other securities, other Awards or other property and (ii) shall confer on the holder thereof the right to receive payments, in whole or in part, upon the achievement of such performance goals during such performance periods as the Committee shall establish. Subject to the terms of the Plan and any applicable Award Agreement, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any performance Award granted and the amount of any payment or transfer to be made pursuant to any performance Award shall be determined by the Committee.

         11. Adjustments Upon Changes in Capitalization. In the event of any change in the outstanding Shares subsequent to the effective date of the Plan by reason of any reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation or any change in the corporate structure or Shares of the Corporation, the maximum aggregate number and class of shares as to which Awards may be granted under the Plan and the number, class and exercise price of shares with respect to which Awards have been granted under the Plan shall be appropriately adjusted by the Committee, whose determination shall be conclusive. Creation of a class of Serial Preferred Stock or issuance of such shares hereafter shall not be deemed to constitute a change requiring adjustment under this Section.

         12. Effect of Merger and Change in Control.

         (a) Merger. In the event of any merger, consolidation or combination of the Corporation (other than a merger, consolidation or combination in which the Corporation is the continuing entity and which does not result in the outstanding Shares being converted into or exchanged for different securities, cash or other property, or any combination thereof) pursuant to a plan or agreement the terms of which are binding upon all shareholders of the Corporation (except to the extent that dissenting shareholders may be entitled, under statutory provisions or provisions contained in the articles of incorporation, to receive the appraised or fair value of their holdings), any Participant to whom an Option or Right has been granted shall have the right (subject to the provisions of the Plan and any limitation or vesting period applicable to such Option or Right), thereafter and during the term of each such Option or Right, to receive upon exercise of any such Option or Right an amount equal to the excess of the fair market value on the date of such exercise of the securities, cash or other property, or combination thereof, receivable upon such merger, consolidation or combination in respect of a Share over the Exercise Price of such Right or Option, multiplied by the number of Shares with respect to which such Option or Right shall have been exercised. Such amount may be payable fully in cash, fully in one or more of the kind or kinds of property payable in such merger, consolidation or combination, or partly in cash and partly in one or more of such kind or kinds of property, all in the discretion of the Committee.

         (b) Change in Control. Each of the events specified in the following clauses (i) through (iii) of this Section 12(b) shall be deemed a "change in control": (i) any third person, including a "group," as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, shall become the beneficial owner of shares of the Corporation with respect to which 25% or more of the total number of votes for the election of the Board of Directors of the Corporation may be cast (other than any person or group owning 25% or more of the Common Stock as of the date of adoption of the Plan, and other than any person who, together with members of his immediate family, owns 25% or more of the Common Stock as of the date of adoption of the Plan), (ii) as a result of, or in connection with, any cash tender offer, merger or other business combination, sale of assets or contested election, or combination of the foregoing, the persons who were directors of the Corporation shall cease to constitute a majority of the Board of Directors of the Corporation, or (iii) the shareholders of the Corporation shall approve an agreement providing either for a transaction in which the Corporation will cease to be an independent, publicly owned corporation or for a sale or other disposition of all or substantially all the assets of the Corporation. Upon a change in control, unless the Committee shall have otherwise provided in the Award Agreement, any restricted period with respect to Restricted Stock awarded to such Participant shall lapse and all Shares awarded as Restricted Stock shall become fully vested in the Participant to whom such Shares were awarded. If a tender offer or exchange offer for Shares (other than such an offer by the Corporation) is commenced, or if the event specified in clause (iii) above shall occur, unless the Committee shall have otherwise provided in the Award Agreement, all Options and Stock Appreciation Rights granted and not fully exercisable shall become exercisable in full upon the happening of such event; provided, however, that no Option or Stock Appreciation Right that has previously been exercised or otherwise terminated shall become exercisable.

         13. Assignments and Transfers. No Award nor any right or interest of a Participant under the Plan in any instrument evidencing any Award under the Plan may be assigned, encumbered or transferred except, in the event of the death of a Participant, by will or the laws of descent and distribution or in the case of Awards other than Incentive Stock Options pursuant to a qualified domestic relations order, as defined in the Code or Title I of ERISA or the rules thereunder.

         14. Employee Rights Under the Plan. No director, officer or employee shall have a right to be selected as a Participant nor, having been so selected, to be selected again as a Participant and no director, officer, employee or other person shall have any claim or right to be granted an Award under the Plan or under any other incentive or similar plan of the Corporation or any Affiliate. Neither the Plan nor any action taken thereunder shall be construed as giving any employee any right to be retained in the employ of the Corporation or any Affiliate.

         15. Delivery and Registration of Stock. The Corporation's obligation to deliver Shares with respect to an Award shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the Participant to whom such Shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of the Securities Act of 1933 or any other Federal, state or local securities legislation or regulation. It may be provided that any representation requirement shall become inoperative upon a registration of the Shares or other action eliminating the necessity of such representation under the Securities Act of 1933 or other applicable securities law. The Corporation shall not be required to deliver any Shares under the Plan prior to (i) the admission of such shares to listing on any stock exchange on which Shares may then be listed, and
(ii) the completion of such registration or other qualification of such Shares under any state or Federal law, rule or regulation, as the Committee shall determine to be necessary or advisable.

         16. Withholding Tax. Upon the termination of the restricted period with respect to any shares of Restricted Stock (or at any such earlier time, if any, that an election is made by the Participant under Section 83(b) of the Code, or any successor provision thereto, to include the value of such shares in taxable income), the Corporation shall have the right to require the Participant or other person receiving such shares to pay the Corporation the amount of any taxes which the Corporation is required to withhold with respect to such shares, or, in lieu thereof, to retain or sell without notice, a sufficient number of shares held by it to cover the amount required to be withheld. The Corporation shall have the right to deduct from all dividends paid with respect to shares of Restricted Stock the amount of any taxes which the Corporation is required to withhold with respect to such dividend payments.

         The Corporation shall have the right to deduct from all amounts paid in cash with respect to the exercise of a Right under the Plan any taxes required by law to be withheld with respect to such cash payments. Where a Participant or other person is entitled to receive Shares pursuant to the exercise of an Option or Right pursuant to the Plan, the Corporation shall have the right to require the Participant or such other person to pay the Corporation the amount of any taxes which the Corporation is required to withhold with respect to such Shares, or, in lieu thereof, to retain, or sell without notice, a number of such Shares sufficient to cover the amount required to be withheld.

         All withholding decisions pursuant to this Section 16 shall be at the sole discretion of the Committee or the Corporation.

         17. Amendment or Termination. The Board of Directors of the Corporation may amend, suspend or terminate the Plan or any portion thereof at any time, but (except as provided in Section 11 hereof) no amendment shall be made without approval of the shareholders of the Corporation which shall (i) increase the aggregate number of Shares with respect to which Awards may be made under the Plan (except pursuant to Section 11), (ii) materially increase the benefits accruing to Participants, (iii) materially change the requirements as to eligibility for participation in the Plan or (iv) change the class of persons eligible to participate in the Plan; provided, that no such amendment, suspension or termination shall impair the rights of any Participant, without his consent, in any Award made pursuant to the Plan.

         18. Effective Date and Term of Plan. The Plan shall become effective upon its adoption by shareholders of the Corporation. It shall continue in effect for a term of ten years unless sooner terminated under Section 17 hereof.

         19. Successors. All obligations of the Corporation under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Corporation, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Corporation.

                                      PROXY

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

  P           KNOW ALL MEN BY THESE PRESENTS, that the undersigned, a
  R     shareholder of Emerald Financial Corp. (the "Company"), hereby appoints
  O     Mike Kalinich and Kenneth J. Piechowski, or either of them, with full
  X     power of substitution, my true and lawful Proxy to represent and vote
  Y on behalf of the undersigned the same number of shares which the undersigned is then entitled to vote, for the matters as may come before the Annual Meeting of Shareholders of Emerald Financial Corp. to be held on April 16, 1998 and at any adjournments or postponements thereof, as follows:

              The Board of Directors recommends a vote "FOR" the nominees as directors and all the listed proposals.

         William A. Fraunfelder, Jr., Glenn W. Goist and John F. Ziegler

              THIS PROXY WILL BE VOTED AS DIRECTED. BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED, BY THOSE NAMED IN THIS PROXY, IN ACCORDANCE WITH THEIR BEST JUDGMENT. AT PRESENT, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                                                     SEE REVERSE
                                                         SIDE

[X]  PLEASE MARK YOUR             SHARES IN YOUR NAME     REINVESTMENT SHARES
     VOTES AS IN THIS
     EXAMPLE.

                                  VOTE
                        FOR      WITHHELD                                                 FOR    AGAINST    ABSTAIN

1. Election of          [ ]       [ ]        2. The approval of  the amendment            [ ]      [ ]        [ ]
   Directors                                    of Article Fourth of the Company's
   (see reverse)                                Amended and Restated Articles of
                                                Incorporation to increase authorized
                                                shares of Common Stock, without par
INSTRUCTION: To withhold your vote for          value, from 10,000,000 to 20,000,000
a nominee or more than one nominee,
write the name(s) of the nominee(s) below:   3. The approval of the               [ ]      [ ]        [ ]
                                                1998 Stock Option and
                                                Incentive Plan
------------------------------------------


                                       FOR     AGAINST    ABSTAIN
4. The approval of the                 [ ]       [ ]        [ ]
   appointment of KPMG Peat
   Marwick LLP as auditors
   for the fiscal year
   ending December 31, 1998.

5. In their discretion, the Proxies
   are authorized to vote upon such
   other business as may properly come
   before the meeting.

                                      THE UNDERSIGNED ACKNOWLEDGES RECEIPT FROM
                                      EMERALD FINANCIAL CORP. PRIOR TO THE
                                      EXECUTION OF THIS PROXY OF A NOTICE OF
                                      ANNUAL MEETING OF SHAREHOLDERS, A PROXY
                                      STATEMENT DATED MARCH 20, 1998, AND ANNUAL
                                      REPORT TO SHAREHOLDERS FOR THE YEAR ENDING
                                      DECEMBER 31, 1997.

                                      Executed this ___ day of __________, 1998.



                          Please
                         mark here   [  ]
                       if attending
                          meeting


Signature                                                  DATE
          -------------------------------------------------     ------------
          (Signature of Shareholder or Authorized Representative)

Signature                                                  DATE
          -------------------------------------------------     ------------
          (Signature if Held Jointly)

(When signing as executor, attorney, guardian, administrator, trustee or in any other representative capacity, please give full title as such. If a corporation, please sign in full corporate name by the President or other duly authorized officer. If a partnership, please sign in partnership name by a duly authorized person (general partner).)